Exhibit 99.01

Audit Committee Charter

Purpose

The purpose of the Audit Committee (the Committee) is to:

●	Oversee Curative Biotechnology’s accounting and financial reporting processes, including Curative Biotechnology’s disclosure controls and procedures and system of internal controls and audits of Curative Biotechnology’s financial statements.

●	Oversee Curative Biotechnology’s relationship with its independent auditors, including appointing or changing Curative Biotechnology’s auditors and ensuring their independence.

●	Provide oversight regarding significant financial matters.

In carrying out Committee functions, the Committee must maintain free and open communication with our independent auditors and management.

Appointment and Membership Requirements

The Committee shall be made up of at least three (3) independent members of the Board of Directors. Committee members are appointed by the Board of Directors. The Board of Directors decides the Committee’s exact number and can at any time remove or replace a Committee member. The Board of Directors will also make all determinations regarding satisfaction of the membership requirements described below.

The Committee will comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission (SEC) and the NASDAQ Stock Market, including those related to independence of its members.

At least one member of the Committee must have past employment experience in finance or accounting, or comparable experience or background, which results in an understanding of GAAP, an ability to apply GAAP principles in assessing accounting policies, and experience in preparing and evaluating financial statements with a level of complexity comparable to Curative Biotechnology’s financial statements.

Each member of the Committee must be able to read and understand fundamental financial statements, including Curative Biotechnology’s balance sheet, income statement and cash flow statement.

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Responsibilities

The Committee’s main responsibility is to oversee Curative Biotechnology’s financial reporting process (including Curative Biotechnology’s disclosure controls and procedures and system of internal controls). The Committee believes that Curative Biotechnology’s policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The following list includes the Committee’s main recurring processes in carrying out its responsibilities. This list is intended as a guide, with the understanding that the Committee can supplement it as appropriate, consistent with the requirements of the SEC and the NASDAQ Stock Market.

1. Hiring and Selection of Auditors. The Committee will directly appoint, retain and compensate Curative Biotechnology’s independent auditors. These independent auditors will report directly to, and be responsible to, the Committee.

2. Approval of Audit and Non-Audit Services. Preapprove all audit and non-audit services to be provided by, and all fees to be paid to, the independent auditor or devise policies delegating pre-approval authority to one or more members of the Committee.

3. Auditor Independence. The Committee is responsible for making sure it reviews at least annually the qualifications, performance and independence of the auditors. At least annually, the Committee will obtain and review a report by the independent auditors describing: (1) the firm’s internal quality control procedures; (2) any material issues raised by the most recent internal quality control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities with respect to one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and (3) all relationships between the outside auditors and Curative Biotechnology and its subsidiaries, consistent with the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence. The Committee will maintain an active dialogue with the independent auditors, covering any disclosed relationships or services that may impact their objectivity and independence. The Committee will take, or recommend to the Board of Directors that it take, appropriate actions to oversee the independence of Curative Biotechnology’s outside auditors.

4. Oversight of Auditors; Audit Plan. The Committee will be responsible for Curative Biotechnology’s relationship with its independent auditors. The Committee will discuss with the independent auditors the overall scope and plans for their audits and other financial reviews. The Committee will oversee the rotation of the audit partners of Curative Biotechnology’s independent auditors as required by the Sarbanes-Oxley Act and the rules of the SEC. The Committee will be responsible for reviewing and resolving any disagreements between Curative Biotechnology’s management and the independent auditors regarding financial controls or financial reporting.

5. Internal Controls; Risk Assessment. The Committee will discuss with management and the independent auditors the design, implementation, adequacy and effectiveness of Curative Biotechnology’s internal policies and controls regarding risk management. The Committee will also meet separately with the independent auditors, with and without management present, to discuss the results of their examinations. The Committee will provide oversight over the system of internal controls, relying upon management’s and the independent auditors’ representations and assessments of, and recommendations regarding, these controls. The Committee will review any required disclosures regarding Curative Biotechnology’s internal controls.

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The Committee has responsibility for oversight of risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, and internal control over financial reporting. The Committee shall provide regular reports to the full Board of Directors. In order to facilitate this review, the Committee shall meet in executive session with key management personnel and representatives of outside advisors as required.

6. Internal Audit Processes. The Committee will review and provide oversight of Curative Biotechnology’s internal auditing processes. The Committee will review any significant issues raised in reports to management by the internal audit team.

7. Quarterly and Annual Financial Statements. The Committee will review and discuss the annual audited financial statements and quarterly financial statements with management. The Committee will be responsible for making a recommendation to the Board of Directors as to whether Curative Biotechnology’s annual audited financial statements should be included in Curative Biotechnology’s Annual Report on Form 10-K.

8. Proxy Report. The Committee will prepare any report required to be prepared by it for inclusion in any proxy statement of Curative Biotechnology under SEC rules and regulations.

9. Critical Accounting Policies. The Committee will obtain, review and discuss reports from the independent auditors regarding: critical accounting policies and practices which Curative Biotechnology will use, and the qualities of those policies and practices; and other material written communications between the independent auditors and Curative Biotechnology management, such as any management letter or schedule of unadjusted differences.

The Committee will also discuss with the independent auditors and then disclose those matters whose disclosure is required by applicable auditing standards, including any difficulties the independent auditors encountered in the course of the audit work, any restrictions on the scope of the independent auditors’ activities or on their access to requested information, and any significant disagreements with management.

10. CEO and CFO Certifications. The Committee will review the CEO and CFO disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

11. Related Party Transactions. The Committee will review and approve all related party transactions.

12. Anonymous Complaint Handling Process. The Committee will have responsibility for establishment and oversight of processes and procedures for (a) the receipt, retention and treatment of complaints about accounting, internal accounting controls or audit matters, and (b) confidential and anonymous submissions by employees concerning questionable accounting, auditing and internal control matters. All such relevant complaints and submissions must be reported to the Committee.

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13. Ability to Investigate; Retention of Advisors. The Committee has the power to investigate any matter brought to its attention, with full access to all Curative Biotechnology books, records, facilities and employees. The Committee has the sole authority to select, retain and terminate consultants, legal counsel or other advisors to advise the Committee, at the expense of Curative Biotechnology, and to approve the terms of any such engagement and the fees of any such consultants, legal counsel or advisors. In selecting a consultant or other advisor, the Committee will take into account factors it considers appropriate or as may be required by applicable law or listing standards.

14. Review of Curative Biotechnology Policies. The Committee will be responsible for reviewing, adopting and approving all policies and changes thereto relating to insider trading, related party transactions and spending authority. The Committee will review the implementation and effectiveness of these policies and Curative Biotechnology’s overall compliance program at least annually with management and Curative Biotechnology’s compliance and securities counsel.

15. Hiring Former Auditors. The Committee will set clear hiring policies for employees or former employees of the independent auditors that meet applicable listing standards.

16. Review of Charter. The Committee will review and reassess the adequacy of this charter at least once a year.

It is not the Committee’s responsibility to prepare and certify Curative Biotechnology’s financial statements, to guarantee the independent auditors’ report, or to guarantee other disclosures by Curative Biotechnology. These are the fundamental responsibilities of management and the independent auditors. The Committee members are not full-time Curative Biotechnology employees and do not perform the functions of auditors and accountants.

Meetings and Minutes

The Committee will meet at least four times each year (at least one time each quarter), and will keep minutes of each meeting. The Committee decides when and where it will meet. Unless the Board of Directors or this Charter provides otherwise, the Committee can make, alter or repeal rules for the conduct of its business. In the absence of these rules, the Committee will conduct its business in the same way the Board of Directors conducts its business.

Delegation of Authority; Chair of Audit Committee

The Committee can delegate to one or more members of the Committee the authority to pre-approve audit and permissible non-audit services, as long as any pre-approval of services is presented to the full Committee at its next scheduled meeting. The Committee can delegate to one or more members of the Committee the authority to pre-approve related party transactions, as long as any pre-approval of a transaction is presented to the full Committee at its next scheduled meeting. The Committee cannot delegate its responsibilities to non-committee members.

Unless the chair of the Committee is designated by the full Board of Directors, the members of the Committee shall designate a chair by the majority vote of the full Committee membership. The Committee may change the chair at any time.

Date of Adoption: August 26, 2021.

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